UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2019

Endo International plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2019, Endo International plc (the “Company,” “Endo,” or “we”) issued an earnings release announcing its financial results for the three and nine months ended September 30, 2019 (the “Earnings Release”). A copy of the Earnings Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company utilizes these financial measures, commonly referred to as “non-GAAP,” because (i) they are used by the Company, along with financial measures in accordance with GAAP, to evaluate the Company’s operating performance; (ii) the Company believes that they will be used by certain investors to measure the Company’s operating results; (iii) the Compensation Committee of the Company’s Board of Directors (the “Board”) uses adjusted diluted net income per share and Adjusted EBITDA, or measures derived from such, in assessing the performance and compensation of substantially all of the Company’s employees, including executive officers and (iv) the Company’s leverage ratio, as defined by the Company’s credit agreement, is calculated based on non-GAAP financial measures. The Company believes that presenting these non-GAAP measures provides useful information about the Company’s performance across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable, pursuant to the procedure as described in the succeeding paragraph.

The initial identification and review of the non-GAAP adjustments necessary to arrive at these non-GAAP financial measures are performed by a team of finance professionals that include the Chief Accounting Officer and segment finance leaders in accordance with the Company’s Adjusted Income Statement Policy, which is reviewed and approved by the Company’s Audit Committee. Company tax professionals review and determine the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments as described below. Proposed adjustments, along with any items considered but excluded, are presented to the Chief Accounting Officer, Chief Executive Officer and/or the Chief Financial Officer for their consideration. In turn, the non-GAAP adjustments are presented to the Audit Committee on a quarterly basis as part of the Company’s standard procedures for preparation and review of the earnings release and other quarterly materials.

These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The definitions of the most commonly used non-GAAP financial measures are presented below:

Adjusted income from continuing operations

Adjusted income from continuing operations represents income (loss) from continuing operations, prepared in accordance with GAAP, adjusted for certain items. Adjustments to GAAP amounts may include, but are not limited to, certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; gains or losses from early termination of debt; gains or losses from the sales of businesses and other assets; foreign currency gains or losses on intercompany financing arrangements; and certain other items; further adjusted for the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments as described below.

Adjusted diluted net income per share from continuing operations and adjusted diluted weighted average shares

Adjusted diluted net income per share from continuing operations represent adjusted income from continuing operations divided by the number of adjusted diluted weighted average shares.

Both GAAP and non-GAAP diluted net income per share data is computed based on weighted average shares outstanding and, if there is net income from continuing operations (rather than net loss) during the period, the dilutive impact of share equivalents outstanding during the period. Diluted weighted average shares outstanding and adjusted diluted weighted average shares outstanding are calculated on the same basis except for the net income or loss figure used in determining whether to include such dilutive impact.

Adjusted gross margin

Adjusted gross margin represents total revenues less cost of revenues, prepared in accordance with GAAP, adjusted for the items enumerated above under the heading “Adjusted income from continuing operations,” to the extent such items relate to cost of revenues. Such items may include, but are not limited to, amortization of intangible assets and inventory step-up recorded as part of our acquisitions, certain excess inventory reserves resulting from restructuring initiatives and separation benefits.

Adjusted operating expenses

Adjusted operating expenses represent operating expenses, prepared in accordance with GAAP, adjusted for the items enumerated above under the heading “Adjusted income from continuing operations,” to the extent such items relate to operating expenses. Such items may include, but are not limited to, certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; asset impairment charges; amortization of intangible assets; litigation-related and other contingent matters; and certain other items.

Adjusted interest expense

Adjusted interest expense represents interest expense, net, prepared in accordance with GAAP, adjusted for certain non-cash interest expense and penalty interest.

Adjusted income taxes

Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability. Adjustments are then made for certain items relating to prior years and for tax planning actions that are expected to be distortive to the underlying effective tax rate and trend in the effective tax rate. The most directly comparable GAAP financial measure for Adjusted income taxes is income tax expense (benefit), prepared in accordance with GAAP. The adjusted effective tax rate represents the rate generated when dividing adjusted income tax expense or benefit by the amount of adjusted pre-tax income.

EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, net; income tax; depreciation; and amortization, each prepared in accordance with GAAP. Adjusted EBITDA further adjusts EBITDA by excluding other (income) expense, net; share-based compensation; certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, retention payments, excess inventory reserves, other exit costs and certain costs associated with integrating an acquired company’s operations; asset impairment charges; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; gains or losses from early termination of debt; gains or losses from the sales of businesses and other assets; discontinued operations, net of tax; and certain other items.

Net Debt and Net Debt Leverage Ratio

Net debt is calculated as the aggregate carrying amount of debt outstanding less unrestricted cash and cash equivalents.

The net debt leverage ratio is calculated as net debt divided by adjusted EBITDA for the trailing twelve-month period.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, the Company strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Investors are also encouraged to review the reconciliation of the non-GAAP financial measures used in the Earnings Release to their most directly comparable GAAP financial measures as included in the Earnings Release. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain or loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.

The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be incorporated into any registration statement or other document filed by the Registrant with the U.S. Securities and Exchange Commission under the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2019, Paul V. Campanelli notified the Board of his intention to retire as the Company’s President and Chief Executive Officer. Consequently, the Board implemented its Chief Executive Officer succession plan.

In addition, Mr. Campanelli has been appointed Chairman of the Board, effective immediately. Mr. Campanelli will continue to serve as the Company’s President and Chief Executive Officer until his successor is appointed. He also expects to continue as Chairman of the Board after ceasing to serve as President and Chief Executive Officer of the Company. Roger Kimmel, who has served as Chairman of the Board, has been appointed Senior Independent Director, replacing Dr. Sharad Mansukani, M.D., CPE, CMCE.

On November 4, 2019, Dr. Mansukani, who has been a member of the Board since November 2017 and has served as the Senior Independent Director since April 2018, notified the Company of his intention to resign from the Board, effective immediately, in order to focus on his other commitments, including his recent appointment as chairman of the board of another company. There are no disagreements between Dr. Mansukani and the Company, the Company’s management or Board on any matters relating to the Company’s operations, policies or procedures.

Item 8.01.	Other Events.

On November 4, 2019, the Company issued a Press Release regarding the Chief Executive Officer succession plan and the Board changes described in Item 5.02 above. A copy of the Press Release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press Release Announcing Third-Quarter 2019 Financial Results, dated November 4, 2019

99.2	Press Release Announcing Implementation of CEO Succession Plan, dated November 4, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Dated: November 4, 2019